                  REGISTRATION STATEMENT CONSISTS OF 20 PAGES.
                      THE EXHIBIT INDEX APPEARS ON PAGE 4.
                                                               File No. 33-
                                                                           -----

       As filed with the Securities and Exchange Commission on May 6, 1996

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                               COURIER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            MASSACHUSETTS                                      04-2502514
   (State or other Jurisdiction of                          (I.R.S. Employer
    Incorporation or Organization)                         Identification No.)

                               165 JACKSON STREET
                                LOWELL, MA 01852
                    (Address of Principal Executive Offices)

                                 (508) 251-6000
                         (Registrant's Telephone Number)

                               COURIER CORPORATION
                 AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              --------------------

                               JAMES F. CONWAY III
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               COURIER CORPORATION
                               165 JACKSON STREET
                           LOWELL, MASSACHUSETTS 01852
                     (Name and Address of Agent for Service)

                                 (508) 251-6000
          (Telephone Number, Including Area Code, of Agent for Service)

                              --------------------

                                  With Copy to:

                           F. Beirne Lovely, Jr., P.C.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                Boston, MA 02109
                                 (617) 570-1000

                              --------------------

                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================
Title of Securities to be                               Proposed Maximum          Proposed Maximum
      Registered           Amount to be Registered  Offering Price Per Share  Aggregate Offering Price  Amount of Registration Fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $1 per share             100,000 shares               $18.75(2)               $1,875,000                  $646.55
==================================================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the Registrant's 1993 Stock Incentive Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.
(2) This estimate is made pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the aggregate offering price and the registration fee and is based upon the average of the high and low prices of the Common Stock as quoted on the National Association of Securities Dealers Automatic Quotation/National Market System on April 30, 1996.

==================================================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.
        ------------------------------------------------

     Pursuant to General Instruction E. of Form S-8, Courier Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (No. 33-76816) as previously filed with the Securities and Exchange Commission on March 24, 1994 (the "Original Registration Statement"). This Registration Statement is being filed to register an additional 100,000 shares of the Registrant's Common Stock subject to issuance under the Registrant's Amended and Restated 1993 Stock Incentive Plan.



Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

     The validity of the shares to be offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, counsel to the Registrant. A professional corporation controlled by F. Beirne Lovely, Jr., the Clerk of the Registrant, is a partner of Goodwin, Procter & Hoar LLP, which receives compensation from the Registrant for rendering legal services.




Item 8. Exhibits.
        ---------

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
- -------

     5.1 Opinion of Counsel, Goodwin, Procter & Hoar LLP, as to the legality of the securities being registered.
    10.1  Courier Corporation 1993 Stock Incentive Plan.*
    10.2  Amendment to the Courier Corporation 1993 Stock Incentive Plan.**
    10.3  Amended and Restated Courier Corporation 1993 Stock Incentive Plan.
    23.1  Consent of Independent Accountants, Coopers & Lybrand L.L.P.
    23.2  Consent of Counsel, Goodwin, Procter & Hoar LLP (included in Exhibit
          5.1 hereto).
    24.1  Powers of Attorney (included in Part II of this Registration
          Statement).

- --------
     * Incorporated by reference to Exhibit 4A to the Courier Corporation Proxy Statement for the Annual Meeting of Stockholders held on January 21, 1993.

     ** Incorporated by reference to Exhibit 10N-2 to the Courier Corporation Annual Report on Form 10-K for the fiscal year ended September 25, 1993, filed with the Securities and Exchange Commission on December 23, 1993.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, the Commonwealth of Massachusetts, on this 30th day of April, 1996.

                                  COURIER CORPORATION


                                  By:  /s/ James F. Conway III
                                       -----------------------
                                       JAMES F. CONWAY III
                                       CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                       OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below constitutes and appoints James F.
Conway III, Robert P. Story, Jr. and Peter M. Folger, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute, may lawfully do or cause to be done by virtue hereof.

         Signature                            Title                           Date
         ---------                            -----                           ----



/s/ James F. Conway III              Chairman, President, and Chief      April 30, 1996
- ---------------------------------    Executive Officer
James F. Conway III




/s/ Robert P. Story, Jr.             Senior Vice President and Chief     April 30, 1996
- ---------------------------------    Financial Officer
Robert P. Story, Jr.



/s/ Peter M. Folger                  Vice President and Chief            April 30, 1996
- ---------------------------------    Accounting Officer
Peter M. Folger


/s/ Edward J. Hoff
- ---------------------------------    Director                            April 30, 1996
Edward J. Hoff




/s/ Arnold S. Lerner                 Director                            April 30, 1996
- ---------------------------------
Arnold S. Lerner

/s/ George Q. Nichols                Director                            April 30, 1996
- ---------------------------------
George Q. Nichols


/s/ Charles E. Otto                  Director                            April 30, 1996
- ---------------------------------
Charles E. Otto


/s/ W. Nicholas Thorndike            Director                            April 30, 1996
- ---------------------------------
W. Nicholas Thorndike


/s/ Kathleen Foley Curley            Director                            April 30, 1996
- ---------------------------------
Kathleen Foley Curley


/s/ Richard K. Donahue, Sr.          Director                            April 30, 1996
- ---------------------------------
Richard K. Donahue, Sr.

                                  EXHIBIT INDEX




                                                                                            Sequential
Exhibit No.    Description                                                                   Page No.
- ----------     -----------                                                                   --------

    5.1        Opinion of Counsel, Goodwin, Procter & Hoar  LLP, as to the legality
               of the securities being registered.                                               7

   10.1        Courier Corporation 1993 Stock Incentive Plan.*                                  --

   10.2        Amendment to the Courier Corporation 1993 Stock Incentive Plan.**                --

   10.3        Amended and Restated Courier Corporation 1993 Stock Incentive Plan.              10

   23.1        Consent of Independent Accountants, Coopers & Lybrand L.L.P.                     20

   23.2        Consent of Counsel, Goodwin, Procter & Hoar  LLP
               (included in Exhibit 5.1 hereto).                                                 7

   24.1        Powers of Attorney (included in Part II of this Registration Statement).          3




- --------

     * Incorporated by reference to Exhibit 4A to the Courier Corporation Proxy Statement for the Annual Meeting of Stockholders held on January 21, 1993.

     ** Incorporated by reference to Exhibit 10N-2 to the Courier Corporation Annual Report on Form 10-K for the fiscal year ended September 25, 1993, filed with the Securities and Exchange Commission on December 23, 1993.